UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2020

MORNINGSTAR, INC.

(Exact name of registrant as specified in its charter)

Illinois	000-51280	36-3297908
(State or other	(Commission	(I.R.S. Employer
jurisdiction	File Number)	Identification No.)
of incorporation)

22 West Washington Street
Chicago, Illinois	60602
(Address of principal executive offices)	(Zip Code)

(312) 696-6000

(Registrant’s telephone number, including
area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, no par value	MORN	The Nasdaq Stock Market LLC

Item 7.01. Regulation FD Disclosure.

The following information is included in this Current Report on Form 8-K as a result of Morningstar, Inc.’s policy regarding public disclosure of corporate information. Answers to additional inquiries, if any, that comply with this policy are scheduled to become available around September 11, 2020.

Caution Concerning Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements as that term is used in the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations about future events or future financial performance. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue.” These statements involve known and unknown risks and uncertainties that may cause the events we discuss not to occur or to differ significantly from what we expect. For us, these risks and uncertainties include, among others,

•	the impact of the current COVID-19 pandemic on our business, financial condition, and results of operations;
•	liability for any losses that result from an actual or claimed breach of our fiduciary duties;
•	failing to maintain and protect our brand, independence, and reputation;
•	liability related to cybersecurity and the protection of confidential information, including personal information about individuals;
•	failing to differentiate our products and continuously create innovative, proprietary research tools and financial advisor software;
•	inadequacy of our operational risk management and business continuity programs in the event of a material disruptive event;
•	failing to respond to technological change, keep pace with new technology developments, or adopt a successful technology strategy;
•	compliance failures, regulatory action, or changes in laws applicable to our investment advisory or credit ratings operations;
•	volatility in the financial sector, global financial markets, and global economy and its effect on our revenue from asset-based fees and credit ratings business;
•	trends in the asset management industry, including the increasing adoption of investment strategies and portfolios relying on passively managed investment vehicles and increased industry consolidation;
•	liability relating to the collection or distribution of information and data we collect and produce or errors included therein;
•	an outage of our database, technology-based products and services, or network facilities or the movement of parts of our technology and data infrastructure to the public cloud and other outsourced providers;
•	the failure of acquisitions and other investments to be efficiently integrated and produce the results we anticipate;
•	the failure to recruit, develop, and retain qualified employees;
•	challenges faced by our non-U.S. operations, including the concentration of data and development work at our offshore facilities in China and India; and
•	the failure to protect our intellectual property rights or claims of intellectual property infringement against us.

Investor Questions and Answers: August 14, 2020

We encourage current shareholders, potential shareholders, and other interested parties to send questions to us in writing and we make written responses available on a regular basis. The following answers respond to selected questions received through July 31, 2020. We retain the discretion to combine answers for duplicate or similar questions into one comprehensive response.

If you would like to submit a question, please send an e-mail to investors@morningstar.com or write to us at the following address:

Morningstar, Inc.

Investor Relations

22 W. Washington St.

Chicago, IL 60602

Operating Margin

1.)	The company demonstrated the operational leverage of the business model in 2Q 2020 with adjusted operating margin above 24%, is there any reason why these margins could not be close, if not above 30% in the medium term (in-line with sector peers)?

Our adjusted operating margin was 24.3% for the quarter and 20.5% year to date. Margins through the end of the second quarter reflect our efforts to control expenses while continuing to fund longer-term growth initiatives. There are certain short-term actions that we have taken, which lowered the rate of expense growth. These include slowing of hiring, certain decisions around compensation, and a focus on discretionary spend. We have also seen other margin benefits directly related to the current environment, including limited travel, lower healthcare utilization, and reduced facilities operating costs.

Because our business exhibits a high degree of operating leverage, and because we operate in attractive, growing end markets, we believe we have opportunity to expand operating margin over time. That said, we do not manage our business toward any short-term targets because we prefer to remain flexible with respect to what’s happening in the current operating environment and competitive landscape. For example, if we see an attractive new growth opportunity that makes sense for us to pursue, we will allocate our resources accordingly, even if that means spending ticks up in the short or medium-term. Conversely, in light of challenging situations like the COVID-19 pandemic, we will take steps to evaluate our current level of spend.

As we have said before, we engage in many of the same kinds of products and services as our peers. Margin disparity often stems from differences in revenue growth rate and business mix. Our most recent analysis, which we shared in our 2020 Annual Meeting, places us in the middle of our peer group with respect to operating margin comparability, but at the high end of the range when it comes to organic revenue growth and free cash flow conversion.

Sustainalytics

2.)	Will you be able to share financial history of Sustainalytics and, in particular, how the business has progressed in the first half of 2020?

Under applicable SEC rules, we are not required to include pre-acquisition financial information concerning Sustainalytics in our financial statements. We intend to incorporate Sustainalytics’ results into consolidated reporting in the third quarter of 2020.

We are pleased with the performance of Sustainalytics so far this year. Product demand continues to be strong, even in the current environment, which highlights that our ESG data, research and ratings remain a critical part of the investment decision process.

Morningstar Indexes

3.)	Morningstar has historically not met eligibility criteria for indexes due to free-float. Should we expect this to change in respect to larger MSCI/S&P indexes? Are you aware of the criteria that the stock historically did not meet and the current status of that metric?

As of July 2020, the indexes in which MORN is one of the constituents includes:

1.	MSCI USA IMI Index

2.	S&P Total Market Index (TMI)

3.	S&P Global BMI Index

4.	DJ US Index

5.	FTSE Global All Cap Index

6.	CRSP US Total Market Index

7.	Russell 3000

8.	Morningstar US Market Index

The rules of inclusion in any particular index family vary by index provider; however, market cap is usually an important factor. With a market cap of approximately $6.8 billion as of August 13, 2020, MORN falls toward the low end of the mid-caps.

Selection criteria that can potentially exclude Morningstar from inclusion would be market cap coverage. For example, the MSCI USA index covers the top 85%, and Morningstar is not a part of that index. However, Morningstar is part of the MSCI USA IMI index, which covers the top 99%.

We believe there is no investability criteria that precludes Morningstar Inc. from inclusion in MSCI and/or S&P indexes. In most cases, free float impacts the weight assigned to company in the index portfolio. However, for inclusion purposes, most methodologies look at the company market cap.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.

Date: August 14, 2020	By:	/s/ Jason Dubinsky
Jason Dubinsky
Chief Financial Officer